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                                                                    EXHIBIT 99.1

               EZCORP ANNOUNCES FISCAL 2006 FIRST QUARTER RESULTS



AUSTIN, TEXAS (JANUARY 24, 2006) -- EZCORP, Inc. (Nasdaq/NM: EZPW) announced today results for its fiscal first quarter, which ended December 31, 2005.

For the quarter ended December 31, 2005, EZCORP's net income increased 37% to $6,756,000 ($0.50 per share) compared to $4,949,000 ($0.37 per share) for the fiscal 2005 first quarter. Total revenues for the quarter increased 23% over the prior year period to $75,770,000 with total sales (merchandise and jewelry scrapping) up 17% and signature loan revenues (payday loan service charges and credit service fees) up 100%.

Effective October 1, 2005, the Company adopted Financial Accounting Standard 123R, which requires the expensing of stock options. Included in the results for the fiscal 2006 first quarter is the pretax impact of $555,000 (included in operations expense) or $460,000 after taxes ($0.03 per share) related to this accounting pronouncement. Since the Company implemented this standard prospectively, no similar impact is reflected in the fiscal 2005 results.

During the fiscal 2005 first quarter, the Company sold a portfolio of old payday loan bad debt for approximately $905,000. Excluding the benefit of this sale, net income for the 2005 quarter would have been $4,370,000 ($0.33 per share).

Commenting on these results, President and Chief Executive Officer, Joe Rotunda, stated, "Our results for the first fiscal 2006 quarter were outstanding with our signature loan business making the largest contribution to our earnings growth. Signature loan revenues doubled to approximately $16.6 million and the signature loan contribution after bad debt and direct transaction expenses improved eighty percent to approximately $12.0 million. Bad debt and direct transaction expense as a percent of related revenues improved to 27% from 30%, excluding the sale of old bad debt, for the prior year quarter."

Rotunda continued, "Sales growth in our pawn stores also made a significant contribution to the quarter's strong results. For the quarter we had an 11% increase in inventory available for sale compared to the prior year period and a better selection of jewelry and general merchandise. This fueled a 17% and 16% increase in total sales and sales gross profit. Same store merchandise sales were 11% greater than the fiscal 2005 first quarter."

Rotunda concluded, "We expect our second fiscal 2006 quarter's earnings to be in the range of $0.40 to $0.43 per share compared to $0.29 for the fiscal 2005 second quarter. For our 2006 fiscal year, we are raising our guidance to $1.50 to $1.55 per share compared to fiscal 2005's $1.09 per share. For fiscal 2006, we expect to open 115 to 125 EZMONEY locations."


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EZCORP is a lender or provider of credit services to individuals who do not have cash resources or access to credit to meet their short-term cash needs. In 281 EZPAWN locations, the Company offers non-recourse loans collateralized by tangible personal property, commonly known as pawn loans. At these locations, the Company also sells merchandise, primarily collateral forfeited from its pawn lending operations, to consumers looking for good value. In 242 EZMONEY locations and 83 EZPAWN locations, the Company offers short-term non-collateralized loans, often referred to as payday loans, or fee based credit services to customers seeking loans.

This announcement contains certain forward-looking statements regarding the Company's expected performance for future periods including, but not limited to, new store expansion and expected future earnings. Actual results for these periods may materially differ from these statements. Such forward-looking statements involve risks and uncertainties such as changing market conditions in the overall economy and the industry, consumer demand for the Company's services and merchandise, changes in regulatory environment, and other factors periodically discussed in the Company's annual, quarterly and other reports filed with the Securities and Exchange Commission. You are invited to listen to a conference call discussing these results on January 24, 2006 at 3:30pm Central Standard Time. The conference call can be accessed over the Internet (or replay it at your convenience) at the following address.

       http://phx.corporate-ir.net/playerlink.zhtml?c=69434&s=wm&e=1196622

       For additional information, contact Dan Tonissen at (512) 314-2289.


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                                  EZCORP, Inc.
         HIGHLIGHTS OF CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (in thousands, except per share data)
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
                                                                                    THREE MONTHS ENDED DECEMBER 31,
                                                                                   2005                        2004
                                                                           ----------------            ----------------
  1    Revenues:
  2        Merchandise sales                                                    $    35,656               $     32,018
  3        Jewelry scrapping sales                                                    6,697                      4,306
  4        Pawn service charges                                                      16,514                     16,669
  5        Payday loan service charges                                                1,152                      8,290
  6        Credit service fees                                                       15,422                          -
  7        Other                                                                        329                        345
                                                                            ----------------            ---------------
  8            Total revenues                                                        75,770                     61,628
  9    Cost of goods sold:
  10       Cost of merchandise sales                                                 20,772                     18,780
  11       Cost of jewelry scrapping sales                                            4,889                      3,133
                                                                            ----------------            ---------------
  12           Total cost of goods sold                                              25,661                     21,913
                                                                            ----------------            ---------------
  13   Net revenues                                                                  50,109                     39,715
  14
  15   Operations expense                                                            26,313                     22,703
  16   Payday loan bad debt and direct transaction expenses                             732                      1,609
  17   Credit service bad debt and direct transaction expenses                        3,804                          -
  18   Administrative expense                                                         6,822                      5,867
  19   Depreciation and amortization                                                  2,123                      1,887
                                                                            ----------------            ---------------
  20       Operating income                                                          10,315                      7,649
  21
  22   Interest expense, net                                                            222                        339
  23   Equity in net income of unconsolidated affiliate                                (515)                      (460)
  24   (Gain) loss on sale/disposal of assets                                           (15)                        37
                                                                            ----------------            ---------------
  25   Income before income taxes                                                    10,623                      7,733
  26   Income tax expense                                                             3,867                      2,784
                                                                            ----------------            ---------------
  27   Net income                                                               $     6,756               $      4,949
                                                                            ================            ===============
  28

                                                                            ----------------            ---------------
  29   Net income per share, assuming dilution                                  $      0.50               $       0.37
                                                                            ================            ===============
  30
  31   Weighted average shares - assuming dilution                                   13,538                     13,237

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                                  EZCORP, Inc.
             HIGHLIGHTS OF CONSOLIDATED BALANCE SHEETS (UNAUDITED) (in thousands, except per share data and store counts)
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
                                                                                     AS OF DECEMBER 31,
                                                                                 2005                   2004
                                                                           -----------------       ----------------
  1    Assets:
  2     Current assets:
  3      Cash and cash equivalents                                                 $   4,270              $   3,115
  4      Pawn loans                                                                   47,419                 44,714
  5      Payday loans, net                                                             1,532                  8,666
  6      Pawn service charges receivable, net                                          8,840                  9,465
  7      Payday loan service charges receivable, net                                     251                  1,759
  8      Credit service fees receivable, net                                           3,337                      -
  9      Inventory, net                                                               34,332                 32,317
  10     Deferred tax asset                                                           10,629                  9,711
  11     Prepaid expenses and other assets                                             4,028                  5,233
                                                                            ----------------       ----------------
  12       Total current assets                                                      114,638                114,980
  13    Investment in unconsolidated affiliate                                        17,702                 16,527
  14    Property and equipment, net                                                   26,398                 26,049
  15    Deferred tax asset, non-current                                                4,012                  4,946
  16    Other assets, net                                                              3,610                  4,016
                                                                            ----------------       ----------------
  17       Total assets                                                              166,360              $ 166,518
                                                                           =================       ================
  18   Liabilities and stockholders' equity:
  19    Current liabilities:
  20     Accounts payable and other accrued expenses                               $  16,011              $  13,831
  21     Customer layaway deposits                                                     1,941                  1,686
  22     Federal income taxes payable                                                  4,116                  3,336
                                                                           -----------------       ----------------
  23       Total current liabilities                                                  22,068                 18,853
  24
  25   Long-term debt                                                                      -                 22,000
  26   Deferred gains and other long-term liabilities                                  3,515                  3,868
                                                                           -----------------       ----------------
  27       Total long-term liabilities                                                 3,515                 25,868
  28   Total stockholders' equity                                                    140,777                121,797
                                                                           -----------------       ----------------
  29       Total liabilities and stockholders' equity                              $ 166,360              $ 166,518
                                                                           =================       ================
  30
  31   Pawn loan balance per ending pawn store                                     $     169              $     160
  32   Inventory per ending pawn store                                             $     122              $     115
  33   Book value per share                                                        $   10.93              $    9.85
  34   Tangible book value per share                                               $   10.72              $    9.64
  35   Pawn store count - end of period                                                  281                    280
  36   Mono-line payday loan store count - end of period                                 242                    165
  37   Shares outstanding - end of period                                             12,875                 12,365